UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________ FORM 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 24, 2022 ________________
Primo Water Corporation (Exact name of registrant as specified in its charter) ________________

Ontario (State or other jurisdiction of incorporation)	001-31410 (Commission File Number)	98-0154711 (IRS Employer Identification No.)

1150 Assembly Dr. Suite 800 Tampa, Florida, United States (Address of Principal Executive Offices)		33607 (Zip Code)

Registrant’s telephone number, including area code: (813) 544-8515 ________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, Primo Water Corporation (the “Company”) announced the planned retirement of Jay Wells, Chief Financial Officer of the Company, effective April 1, 2023. Mr. Wells will remain in his position until his retirement date. The Company has initiated a comprehensive search for a successor, which will include both internal and external candidates.

Item 7.01.	Regulation FD Disclosure.

On August 30, 2022, the Company issued a press release announcing the planned retirement of Mr. Wells as discussed above. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Primo Water Corporation, dated August 30, 2022 (furnished herewith).

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation

(Registrant)

August 30, 2022

By:  /s/ Marni Morgan Poe

Marni Morgan Poe

Chief Legal Officer and Secretary